UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2019

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2019, LendingClub Corporation (the “Company”) convened its annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 364,176,662 shares of common stock, representing 84.31% of the shares of common stock outstanding and entitled to vote as of April 15, 2019, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.
The stockholders of the Company voted on the following proposals at the Annual Meeting:

1.
The election of Susan Athey and John C. (Hans) Morris as Class II directors each to serve until the 2022 Annual Meeting of Stockholders or until her or his successor has been elected and qualified or her or his earlier death, resignation or removal.

2.	The approval of, on a non-binding advisory basis, the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement.

3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

4.	The approval of a management proposal to amend the Company’s Restated Certificate of Incorporation to phase-in the declassification of the Company’s Board of Directors.

5.
The approval of a management proposal to amend the Company’s Restated Certificate of Incorporation to (i) effect a reverse stock split of outstanding shares of common stock, at a reverse stock split ratio of 1-for-5, and (ii) reduce the number of authorized shares of common stock by a corresponding ratio.

For more information about the proposals, see the Company’s proxy statement dated April 25, 2019.

The final results for each of the proposals submitted to a vote at the Annual Meeting are as follows:

1.	Election of Directors

Nominees - Class II Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Susan Athey	263,984,078	603,479	130,314	99,458,791
John C. (Hans) Morris	164,000,043	100,586,848	130,980	99,458,791
Based on the votes set forth above, each Class II director nominee was duly elected to serve until the 2022 Annual Meeting of Stockholders or until her or his successor has been elected and qualified or her or his earlier death, resignation or removal.

2.	Advisory Vote on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
121,113,158	143,165,877	438,836	99,458,791
Based on the votes set forth above, the advisory vote on the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement was not approved.

3.	Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
354,359,585	9,007,130	809,947	N/A
Based on the votes set forth above, the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019 was duly approved.

4.	Management Proposal to Amend the Company’s Restated Certificate of Incorporation (Declassification)

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
263,748,098	206,611	763,162	99,458,791
Under the Company's Restated Certificate of Incorporation, this proposal required the affirmative vote of the holders of at least two-thirds of all outstanding shares of the Company's stock to pass. Based on the votes set forth above, the management proposal to amend the Company’s Restated Certificate of Incorporation to phase-in the declassification of the Company’s Board of Directors was not approved.

5.	Management Proposal to Amend the Company’s Restated Certificate of Incorporation (Reverse Stock Split)

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
351,367,228	12,161,145	648,289	N/A
Based on the votes set forth above, the management proposal to amend the Company’s Restated Certificate of Incorporation to (i) effect a reverse stock split of outstanding shares of common stock, at a reverse stock split ratio of 1-for-5, and (ii) reduce the number of authorized shares of common stock by a corresponding ratio, was duly approved.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: June 7, 2019	By:	/s/ Brandon Pace
Brandon Pace
General Counsel and Secretary
(duly authorized officer)